Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-233292 and 333-249324 on Form S-8 of HarborOne Bancorp, Inc. of our report dated March 12, 2021 relating to the financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

New York, New York

March 12, 2021